EXHIBIT 32.2

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

In connection with Quarterly Report of China Energy Corporation and its subsidiaries (the “Company”) on Form 10-Q for the period ended August 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Alex Gong , Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13a-14(b) or 15d-14(b) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 15, 2010	By:	/s/ Alex Gong
Name: Alex Gong
Title: Chief Executive Officer